UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 2, 2009

AMERICAN NATIONAL BANKSHARES INC.
(Exact name of registrant as specified in its charter)

Virginia	0-12820	54-1284688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

628 Main Street, Danville, VA		24541
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 434-792-5111

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
American National Bankshares Inc. (the “Company”) amended its executive severance agreements with the following executive officers:
R. Helm Dobbins, Senior Vice President
Jeffrey V. Haley, Senior Vice President
Charles H. Majors, President and Chief Executive Officer
Neal A. Petrovich, Senior Vice President, Chief Financial Officer, Treasurer and Secretary

The Company also amended its deferred compensation agreement with Charles H. Majors.  These amendments, which became effective December 31, 2008, were made so that the agreements would conform with changes to Section 409A of the Internal Revenue Code.

The Company also provided executive severance agreements to the following newly named executive officers:
S. Cabell Dudley, Jr., Senior Vice President
Dabney T.P. Gilliam, Jr., Senior Vice President

The terms of the executive severance agreements for Mr. Dudley and Mr. Gilliam are identical to those of the Senior Vice Presidents listed above, and are effective upon a change in control of the Company.  The agreements provide that Mr. Dudley’s and Mr. Gilliam’s base salary and profit sharing and incentive compensation cannot be reduced during such three-year period.  The agreements also provide for Mr. Dudley and Mr. Gilliam to receive continued salary and benefits if their employment is terminated “without cause” during the term of the agreement.  If employment is terminated during the first year after a control change, Mr. Dudley and Mr. Gilliam will receive continued salary and benefits until the second anniversary of the change in control.  If the termination of employment occurs more than twelve months after the control change, they will receive continued salary and benefits until the earlier of the first anniversary of termination of employment or the third anniversary of the control change.  The agreements also provide for continued salary and benefits if Mr. Dudley or Mr. Gilliam resigns under certain circumstances after a control change.  Beginning in the fourth month after a control change, and through the twelfth month, Mr. Dudley and Mr. Gilliam may resign for any reason and receive continued salary and benefits for twelve months.  Under certain circumstances dealing with relocation, reduction of salary or reduction of duties, after the first anniversary of the control change, they may resign and receive continued salary and benefits for the same period, but not beyond the third anniversary of the control change.  No amounts may be paid for any period after the executive attains age sixty-five.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 2, 2009                                 /s/ Neal A. Petrovich
                                          Senior Vice President and Chief Financial Officer